Exhibit 3.1

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FITBIT, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

FitBit, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is FitBit, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on March 26, 2007 under the name Healthy Metrics Research, Inc.;

SECOND: The corporation filed an Amended and Restated Certificate of Incorporation on October 31, 2007; filed a Second Amended and Restated Certificate of Incorporation on September 15, 2008; filed a Third Amended and Restated Certificate of Incorporation on September 1, 2010, as amended June 10, 2011; filed a Fourth Amended and Restated Certificate of Incorporation on September 27, 2011; and filed a Fifth Amended and Restated Certificate of Incorporation on June 6, 2013, as amended August 6, 2013, August 25, 2014, September 18, 2014, and April 6, 2015;

THIRD: That the Board of Directors duly adopted resolutions proposing to further amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Fifth Amended and Restated Certificate of Incorporation, as amended, of this corporation be amended and restated in its entirety as follows:

ARTICLE I

The name of this corporation is Fitbit, Inc.

ARTICLE II

The address of the registered office of this corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

A. Subdivision & Reconstitution; Reclassification; Authorization of Stock.

1. Effective immediately upon the filing of this Sixth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), (i) each two (2) shares of this corporation’s common stock, par value $0.000l per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified as, subdivided into, and automatically become three (3) outstanding shares of Class B Common Stock (as defined below) and (ii) each two (2) shares of this corporation’s Preferred Stock (as defined below) issued and outstanding immediately prior to the Effective Time shall be subdivided into and automatically become three (3) outstanding shares of Preferred Stock. The foregoing reclassification and subdivision shall be referred to herein as the “Reclassification and Subdivision.” All of the shares of Class B Common Stock and Preferred Stock issued in the Reclassification and Subdivision shall, pursuant to a resolution adopted by the Board of Directors of this corporation, be uncertificated shares, and the person registered on this corporation’s books as the owner of any share or shares of Old Common Stock or Preferred Stock shall be registered on this corporation’s books as the owner of the share or shares of Class B Common Stock or Preferred Stock issued upon reclassification or subdivision thereof, as the case may be. Each stock certificate that immediately prior to the Effective Time represented shares of Old Common Stock or Preferred Stock shall, from and after the Effective Time, be deemed to be cancelled, shall be null and void, and shall no longer represent any interest in this corporation’s capital stock. This corporation shall not be obligated to issue any certificate or certificates representing shares of Class B Common Stock and Preferred Stock issued pursuant to the Reclassification and Subdivision.

2. This corporation is authorized to issue three classes of stock to be designated, respectively, Class A common stock (“Class A Common Stock”), Class B common stock (“Class B Common Stock”) and preferred stock (“Preferred Stock”). The total number of shares that this corporation is authorized to issue is 605,328,912. The total number of shares of Class A Common Stock authorized to be issued is 230,400,000, par value $0.000l per share. The total number of shares of Class B Common Stock authorized to be issued is 230,400,000, par value $0.000l per share. The total number of shares of Preferred Stock authorized to be issued is 144,528,912, par value $0.0001 per share, of which 10,200,000 shares are designated as “Series A Preferred Stock,” 22,368,912 shares are designated as “Series A-1 Preferred Stock,” 42,360,000 shares are designated as “Series B Preferred Stock,” 39,600,000 are designated as “Series C Preferred Stock,” and 30,000,000 shares are designated as “Series D Preferred Stock.” The Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are sometimes collectively referred to as the “Convertible Preferred Stock.”

B. Rights, Preferences and Restrictions of Convertible Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Convertible Preferred Stock are as set forth below in this Article IV(B). Unless otherwise indicated, references to “Sections” or “Subsections” in this Article IV(B) refer to sections or subsections of this Article IV(B).

1. Dividend Provisions.

a. The holders of shares of Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock, Class B Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock or Class B Common Stock of this corporation) on the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Class A Common Stock and Class B Common Stock of this corporation, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Series D Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a sixty-six and two-thirds percent (66 2⁄3%) of the then outstanding shares of Series D Preferred Stock (voting as a separate series and on an as-converted basis).

b. After payment of dividends in respect of shares of Series D Preferred Stock, the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive any additional dividends or distributions, out of any assets legally available therefore, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock, Class B Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock or Class B Common Stock of this corporation) on the Class A Common Stock and Class B Common Stock of this corporation, at the applicable Dividend Rate, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis).

c. After payment of such dividends, any additional dividends or distributions shall be distributed among all holders of Class A Common Stock, Class B Common Stock and Convertible Preferred Stock in proportion to the number of shares of Class A Common Stock and Class B Common Stock that would be held by each such holder if all shares of Convertible Preferred Stock were converted to Class B Common Stock at the then effective conversion rate.

d. For purposes of Subsection 1(a) and 1(b), “Dividend Rate” shall mean $0.00333 per annum for each share of Series A Preferred Stock, $0.00733 per annum for each share of Series A-1 Preferred Stock, $0.01726 per annum for each share of Series B Preferred Stock, $0.02676 per annum for each share of Series C Preferred Stock, and $0.11801 per annum for each share of Series D Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).

2. Liquidation Preference.

a. Upon the occurrence of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the proceeds of such Liquidation Event (the “Proceeds”) to the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Class A Common Stock and Class B Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the Original Issue Price (as defined below) applicable to the Series D Preferred Stock plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this Subsection 2(a).

b. Upon the completion of the distribution required by Subsection 2(a), each holder of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive, prior and in preference to any Proceeds to the holders of Class A Common Stock and Class B Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price for such series of Convertible Preferred Stock, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining Proceeds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this Subsection 2(b).

c. For purposes of this Sixth Amended and Restated Certificate of Incorporation, “Original Issue Price” shall mean $0.04167 per share for each share of the Series A Preferred Stock, $0.09164 per share for each share of Series A-1 Preferred Stock, $0.21580 per share for each share of Series B Preferred Stock, $0.33452 per share for each share of Series C Preferred Stock and $1.47513 for each share of Series D Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Convertible Preferred Stock).

d. Upon completion of the distributions required by Subsections 2(a) and 2(b), all of the remaining Proceeds available for distribution to stockholders shall be distributed among the holders of shares of Series D Preferred Stock, Class A Common Stock and Class B Common Stock pro rata based on the number of shares of Class A Common Stock and Class B Common Stock held by each (treating for this purpose each such share of Series D Preferred Stock as if it had been converted to Class B Common Stock pursuant to the terms of this Sixth Amended and Restated Certificate of Incorporation immediately prior to such

Liquidation Event but following the payments set forth in Subsection 2(a)); provided, however, that if the aggregate amount per share which the holders of Series D Preferred Stock shall be entitled to receive under Subsections 2(a) and 2(d) shall exceed three (3) times the Series D Preferred Stock Original Issuance Price (the “Participation Cap Amount”), each holder of Series D Preferred Stock shall be entitled to receive upon such Liquidation Event the greater of (i) the Participation Cap Amount and (ii) the amount such holder would have received if all shares of Series D Preferred Stock had been converted into Class B Common Stock immediately prior to such Liquidation Event.

e. (i) For purposes of this Section 2, a “Liquidation Event” shall include (A) the closing of the sale, transfer or other disposition of all or substantially all of this corporation’s assets, (B) the consummation of the merger or consolidation of this corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of this corporation immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of this corporation or the surviving or acquiring entity), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this corporation’s securities), of this corporation’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of this corporation (or the surviving or acquiring entity) or (D) a liquidation, dissolution or winding up of this corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of this corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this corporation’s securities immediately prior to such transaction. The treatment of any particular transaction or series of related transactions as a Liquidation Event described in (A), (B) or (C) may be waived by the vote or written consent of the holders of a majority of the outstanding Convertible Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) and the holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the then outstanding shares of Series D Preferred Stock (voting as a separate series and on an as-converted basis).

(ii) In any Liquidation Event, if Proceeds received by this corporation or its stockholders is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event; and

(3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Convertible Preferred Stock.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Convertible Preferred Stock.

(C) The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event shall, upon approval by the stockholders of the definitive agreements governing a Liquidation Event, be superseded by any determination of such value set forth in the definitive agreements governing such Liquidation Event.

(iii) In the event the requirements of this Section 2 are not complied with, this corporation shall forthwith either:

(A) cause the closing of such Liquidation Event to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Convertible Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Subsection 2(e)(iv) hereof.

(iv) This corporation shall give each holder of record of Convertible Preferred Stock written notice of such impending Liquidation Event not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that subject to compliance with the General Corporation Law such periods may be shortened or waived upon the written consent of the holders of Convertible Preferred Stock that represent at least a majority of the voting power of all then outstanding shares of such Convertible Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).

3. Redemption. The Convertible Preferred Stock shall not be redeemable at the option of the holder thereof.

4. Conversion. The holders of the Convertible Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

a. Right to Convert. Each share of Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing the applicable Original Issue Price for such series by the applicable Conversion Price for such series (the conversion rate for a series of Convertible Preferred Stock into Class B Common Stock is referred to herein as the “Conversion Rate” for such series), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The Conversion Price per share as of the Effective Time shall be $0.04167 per share for each share of the Series A Preferred Stock, $0.09164 per share for each share of Series A-1 Preferred Stock, $0.21580 per share for each share of Series B Preferred Stock, $0.33452 per share for each share of Series C Preferred Stock and $1.47513 for each share of Series D Preferred Stock; provided, however, that the Conversion Price for the Convertible Preferred Stock shall be subject to adjustment as set forth in Subsection 4(d).

b. Automatic Conversion.

(i) Each share of Convertible Preferred Stock shall automatically be converted into shares of Class B Common Stock at the applicable Conversion Rate at the time in effect for such series of Convertible Preferred Stock immediately upon the earlier of (A) this corporation’s sale of its Class A Common Stock or Class B Common Stock in a firm commitment underwritten public offering on an internationally recognized exchange (including pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended (“Securities Act”)), the public offering price of which was not less than $70,000,000 in the aggregate (a “Qualified Public Offering”) or (B) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Convertible Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) and the holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the then outstanding shares of Series D Preferred Stock (voting as a separate series and on an as-converted basis).

(ii) In the event of the automatic conversion of shares of Series D Preferred Stock pursuant to Section 4(b)(i)(A), if the product of (A) the aggregate number of shares of Class B Common Stock issuable upon conversion of all then outstanding Series D Preferred Stock and (B) the per share price of the Class A Common Stock or Class B Common Stock being sold to the public in such Qualified Public Offering (determined by reference to the midpoint of the initial public offering pricing range, such price the “IPO Price”) is less than the product of (X) the aggregate number of shares of Series D Preferred Stock then outstanding and (Y) two (2) times the Series D Preferred Stock Original Issue Price, then the Series D Preferred Stock Conversion Price shall automatically be reduced to an amount equal to one half (1/2) of the IPO Price for purposes of effecting the conversion of the Series D Preferred Stock into Class B Common Stock.

c. Mechanics of Conversion. Before any holder of Convertible Preferred Stock shall be entitled to voluntarily convert the same into shares of Class B Common Stock, the holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the office of this corporation or of any transfer agent for the Convertible Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the shares of Class B Common Stock are to be registered on the books of this corporation. This corporation shall, as soon as practicable thereafter, register such shares of Class B Common Stock in book entry form. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Convertible Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Class B Common Stock upon conversion of the Convertible Preferred Stock shall not be deemed to have converted such Convertible Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with Automatic Conversion provisions of Subsection 4(b)(ii) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Class B Common Stock as of such date.

d. Conversion Price Adjustments of Convertible Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Convertible Preferred Stock shall be subject to adjustment from time to time as follows:

(i) (A) If this corporation shall issue, on or after the Effective Time, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to a series of Convertible Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus a number of shares equal to the aggregate consideration received by this corporation for such issuance divided by the applicable Conversion Price; and the denominator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of this Subsection 4(d)(i)(A), the term “Common Stock Outstanding” shall mean and include the following: (1) outstanding Class A Common Stock and Class B Common Stock, (2) Class B Common Stock issuable upon conversion of outstanding Convertible Preferred Stock, (3) Class A Common Stock and Class B Common Stock issuable upon exercise of outstanding stock options and (4) Class A Common Stock and Class B Common Stock issuable upon exercise (and, in the case of warrants to purchase Convertible Preferred Stock, conversion) of outstanding warrants. Shares described in (1) through (4) above shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable.

(B) No adjustment of the Conversion Price for the Convertible Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Subsections 4(d)(i)(E)(3) and 4(d)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E) In the case of the issuance of options to purchase or rights to subscribe for Class A Common Stock or Class B Common Stock, securities by their terms convertible into or exchangeable for Class A Common Stock or Class B Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of shares of Additional Stock issued and the consideration paid therefor:

(1) The aggregate maximum number of shares of Class A Common Stock or Class B Common Stock, as applicable, deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Class A Common Stock or Class B Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Subsections 4(d)(i)(C) and 4(d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Class A Common Stock or Class B Common Stock covered thereby.

(2) The aggregate maximum number of shares of Class A Common Stock or Class B Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Subsections 4(d)(i)(C) and 4(d)(i)(D)).

(3) In the event of any change in the number of shares of Class A Common Stock or Class B Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the Conversion Price of the Convertible Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Class A Common Stock or Class B Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Convertible Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Class A Common Stock or Class B Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to Subsections 4(d)(i)(E)(1) and 4(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Subsection 4(d)(i)(E)(3) or 4(d)(i)(E)(4).

(ii) “Additional Stock” shall mean any shares of Class A Common Stock or Class B Common Stock issued (or deemed to have been issued pursuant to Subsection 4(d)(i)(E)) by this corporation on or after the Effective Time other than:

(A) Class A Common Stock or Class B Common Stock issued pursuant to a transaction described in Subsection 4(d)(iii) hereof;

(B) Shares of Class A Common Stock or Class B Common Stock issued to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by this corporation’s Board of Directors, including, with respect to plans (or amendments thereto) adopted after the Effective Time, two directors elected solely by any of the holders of Series A-1 Preferred Stock, the holders of Series B Preferred Stock or the holders of Series D Preferred Stock (in each case, a “Preferred Director”);

(C) Class A Common Stock or Class B Common Stock issued pursuant to an underwritten public offering;

(D) Class A Common Stock or Class B Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the Effective Time;

(E) Class A Common Stock or Class B Common Stock issued in connection with a bona fide business acquisition of or by this corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise that is approved by the Board of Directors, including two Preferred Directors;

(F) Class A Common Stock or Class B Common Stock issued or deemed issued pursuant to Subsection 4(d)(i)(E) as a result of a decrease in the Conversion Price of any series of Convertible Preferred Stock resulting from the operation of this Subsection 4(d);

(G) Class A Common Stock or Class B Common Stock issued to persons or entities with which this corporation has business relationships, provided such issuances are for other than primarily equity financing purposes and are approved by the Board of Directors, including two Preferred Directors;

(H) Class B Common Stock issuable upon conversion of the Convertible Preferred Stock (including any additional Class B Common Stock issuable pursuant to the terms of Subsection 4(b)(ii));

(I) Shares of Class A Common Stock or Class B Common Stock issued or issuable as a dividend or distribution on the Convertible Preferred Stock; or

(J) Class A Common Stock issued or issuable upon conversion of Class B Common Stock.

(iii) In the event this corporation should at any time or from time to time after the Effective Time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Class A Common Stock and Class B Common Stock or the determination of holders of Class A Common Stock and Class B Common Stock entitled to receive a dividend or other distribution payable in additional shares of Class A Common Stock, Class B Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Class A Common Stock and Class B Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Class A Common Stock and Class B Common Stock or the Common Stock Equivalents (including the additional shares of Class A Common Stock or Class B Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Price of the Convertible Preferred Stock shall be appropriately decreased so that the number of shares of Class B Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Class A Common Stock and Class B Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Subsection 4(d)(i)(E).

(iv) If the number of shares of Class A Common Stock and Class B Common Stock outstanding at any time after the Effective Time is decreased by a combination of the outstanding shares of Class A Common Stock and Class B Common Stock, then, following the record date of such combination, the applicable Conversion Price for the Convertible Preferred Stock shall be appropriately increased so that the number of shares of Class B Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

e. Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Subsection 4(d)(iii), then, in each such case for the purpose of this Subsection 4(e), the holders of the Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class B Common Stock of this corporation into which their shares of Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Class A Common Stock and Class B Common Stock of this corporation entitled to receive such distribution.

f. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Class B Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Convertible Preferred Stock the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Class B Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Convertible Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the applicable Conversion Price then in effect and the number of shares purchasable upon conversion of the Convertible Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

g. No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Convertible Preferred Stock and the aggregate number of shares of Class B Common Stock to be issued to particular stockholders, shall be rounded down to the nearest whole share and the corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractions is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Convertible Preferred Stock the holder is at the time converting into Class B Common Stock and the number of shares of Class B Common Stock issuable upon such conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price of Convertible Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Convertible Preferred Stock at the time in effect, and (C) the number of shares of Class B Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Convertible Preferred Stock.

h. Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, this corporation shall mail to each holder of Convertible Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution.

i. Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of the Convertible Preferred Stock, such number of its shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Convertible Preferred Stock, in addition to such other remedies as shall be available to the holder of such Convertible Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Sixth Amended and Restated Certificate of Incorporation.

j. Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

k. Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Convertible Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of such series of Convertible Preferred Stock, provided, however, that the waiver of any downward adjustment of the Conversion Price of the Series D Preferred Stock may only be waived either prospectively or retroactively and either generally or in a particular instance by the consent or vote of the holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the then outstanding shares of Series D Preferred Stock (voting as a separate series and on an as-converted basis). Any such waiver shall bind all future holders of shares of such series of Convertible Preferred Stock.

5. Voting Rights.

a. General Voting Rights. The holder of each share of Convertible Preferred Stock shall have the right to ten votes for each share of Class B Common Stock into which such Convertible Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class B Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and except as provided in this Sixth Amended and Restated Certificate of Incorporation or as provided by law, shall be entitled to vote, together with holders of Class A Common Stock and Class B Common Stock (all voting together as a single class), with respect to any question upon which holders of Class A Common Stock and Class B Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

b. Voting for the Election of Directors.

(i) As long as at least 10,800,000 shares of Series A-1 Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the holders of such shares of Series A-1 Preferred Stock shall be entitled to elect one (1) director of this corporation at any election of directors.

(ii) As long as at least 21,000,000 shares of Series B Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the holders of such shares of Series B Preferred Stock shall be entitled to elect one (1) director of this corporation at any election of directors.

(iii) As long as at least 12,000,000 shares of Series D Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the holders of such shares of Series D Preferred Stock shall be entitled to elect one (1) director of this corporation at any election of directors.

(iv) The holders of outstanding Class A Common Stock and Class B Common Stock (voting together as a single class and excluding any shares of Class A Common Stock and Class B Common Stock issued upon conversion of the Convertible Preferred Stock) shall be entitled to elect two (2) directors of this corporation at any election of directors.

(v) The holders of Convertible Preferred Stock, Class A Common Stock, and Class B Common Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect any remaining directors of this corporation.

Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Sixth Amended and Restated Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the action of the Board of Directors to fill such vacancy by (A) voting for their own designee to fill such vacancy at a meeting of this corporation’s stockholders or (B) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

6. Protective Provisions.

a. So long as at least 12,000,000 shares of Series D Preferred Stock remain outstanding, this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the then outstanding shares of Series D Preferred Stock (voting as a separate series and on an as-converted basis):

(i) authorize or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over any series of Convertible Preferred Stock with respect to dividends, liquidation or redemption, other than the issuance of any authorized but unissued shares of Series D Preferred Stock designated in this Sixth Amended and Restated Certificate of Incorporation (including any security convertible into or exercisable for such shares of Convertible Preferred Stock);

(ii) alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely the shares; or

(iii) reclassify, alter or amend any existing equity security that is junior or pari passu with the Series D Preferred Stock in respect of the distribution of assets on a Liquidation Event, the repayment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior (as the case may be) to the Series D Preferred Stock in respect of any such right, preference or privilege.

b. So long as at least 81,600,000 shares of Convertible Preferred Stock remain outstanding, this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Convertible Preferred Stock (voting together as a single class and not as a separate series, and on an as-converted basis):

(i) authorize or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over any series of Convertible Preferred Stock with respect to dividends, liquidation or redemption, other than the issuance of any authorized but unissued shares of Series D Preferred Stock designated in this Sixth Amended and Restated Certificate of Incorporation (including any security convertible into or exercisable for such shares of Convertible Preferred Stock);

(ii) declare or pay any dividends on any class of stock;

(iii) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Convertible Preferred Stock, Class A Common Stock or Class B Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Class A Common Stock or Class B Common Stock (A) from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service at a price equal to the lesser of the then current fair market value for such shares or the amount actually paid for such shares by such employee, officer, director or person, (B) pursuant to a right of first refusal, or (C) pursuant to Section 6.1 of that certain Series D Stock Purchase Agreement, dated as of June 6, 2013, by and among this corporation and the investors listed therein;

(iv) consummate a Liquidation Event;

(v) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Convertible Preferred Stock;

(vi) alter or change the rights, preferences or privileges of the shares of Convertible Preferred Stock so as to affect adversely the shares;

(vii) amend this corporation’s certificate of incorporation or Bylaws in any manner which adversely affects the rights of the Convertible Preferred Stock; or

(viii) change the authorized number of directors of this corporation.

7. Status of Converted Stock. In the event any shares of Convertible Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation. The Sixth Amended and Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.

C. Class A Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Class A Common Stock are as set forth below in this Article IV(C). Unless otherwise indicated, references to “Sections” or “Subsections” in this Article IV(C) refer to sections or subsections of this Article IV(C).

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Class A Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, such dividends as may be declared from time to time by the Board of Directors with respect to the Class B Common Stock out of any assets or funds of this corporation legally available therefor, and no dividend shall be declared or paid on shares of the Class B Common Stock unless the same dividend with the same record date and payment date shall be declared or paid on the shares of Class A Common Stock; provided, however, that dividends payable in shares of Class B Common Stock or rights to acquire Class B Common Stock may be declared and paid to the holders of the Class B Common Stock without the same dividend being declared and paid to the holders of the Class A Common Stock if and only if a dividend payable in shares of Class A Common Stock or rights to acquire Class A Common Stock (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of the Class B Common Stock shall be declared and paid to the holders of Class A Common Stock.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation or the occurrence of a Liquidation Event, the assets of this corporation shall be distributed as provided in Section 2 of Article IV(B).

3. Redemption. The Class A Common Stock is not redeemable.

4. Voting Rights. Each holder of Class A Common Stock shall have the right to one vote per share of Class A Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Except as expressly provided by this Sixth Amended and Restated Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock shall at all times vote together with the holders of Class B Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of this corporation. The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of this corporation representing a majority of the votes represented by all outstanding shares of stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

5. Subdivisions or Combinations. If this corporation in any manner subdivides or combines the outstanding shares of Class B Common Stock, then the outstanding shares of Class A Common Stock will be subdivided or combined in the same proportion and manner.

6. Equal Status. Except as expressly set forth in this Article IV, Class A Common Stock shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class B Common Stock.

D. Class B Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Class B Common Stock are as set forth below in this Article IV(D). Unless otherwise indicated, references to “Sections” or “Subsections” in this Article IV(D) refer to sections or subsections of this Article IV(D).

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Class B Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, such dividends as may be declared from time to time by the Board of Directors with respect to the Class A Common Stock out of any assets or funds of this corporation legally available therefor, and no dividend shall be declared or paid on shares of the Class A Common Stock unless the same dividend with the same record date and payment date shall be declared or paid on the shares of Class B Common Stock; provided, however, that dividends payable in shares of Class A Common Stock or rights to acquire Class A Common Stock may be declared and paid to the holders of the Class A Common Stock without the same dividend being declared and paid to the holders of the Class B Common Stock if and only if a dividend payable in shares of Class B Common Stock or rights to acquire Class B Common Stock (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of the Class A Common Stock shall be declared and paid to the holders of Class B Common Stock.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation or the occurrence of a Liquidation Event, the assets of this corporation shall be distributed as provided in Section 2 of Article IV(B).

3. Redemption. The Class B Common Stock is not redeemable.

4. Voting Rights. Each holder of Class B Common Stock shall have the right to ten votes per share of Class B Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Except as expressly provided by this Sixth Amended and Restated Certificate of Incorporation or as provided by law, the holders of shares of Class B Common Stock shall at all times vote together with the holders of Class A Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of this corporation. The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of this corporation representing a majority of the votes represented by all outstanding shares of stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

5. Class B Common Stock Conversion.

a. Optional Conversion. Each share of Class B Common Stock shall be convertible into one fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to this corporation. Before any holder of Class B Common Stock shall be entitled to convert any of such holder’s shares of such Class B Common Stock into shares of Class A Common Stock, such holder shall deliver an instruction, duly signed and authenticated in accordance with any procedures set forth in the Bylaws of this corporation or any policies of this corporation then in effect, at the principal corporate office of this corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to this corporation at its principal corporate office of such holder’s election to convert the same and shall state therein the name or names in which the shares of Class A Common Stock issuable on conversion thereof are to be registered on the books of this corporation. This corporation shall, as soon as practicable thereafter, register on this corporation’s books ownership of the number of shares of Class A Common Stock to which such record holder of Class B Common Stock, or to which the nominee or nominees of such record holder, shall be entitled as aforesaid. Such conversion shall be deemed to have occurred immediately prior the close of business on the date such notice of the election to convert is received by this corporation, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.

b. Automatic Conversion. Each share of Class B Common Stock shall automatically, without further action by this corporation or the holder thereof, be converted into one fully paid and nonassessable share of Class A Common Stock immediately prior to the close of business on the earlier of the date (i) that is 12 years from the effective date of the Qualified Public Offering, or (ii) specified by the affirmative vote, on or after the Covered Security Date (as defined below), of the holders of Class B Common Stock representing not less than a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class (either of the events so specified being the “Automatic Conversion”). This corporation shall provide notice of the Automatic Conversion of shares of Class B Common Stock pursuant to this Subsection 5(b) to record holders of such shares of Class B Common Stock as soon as practicable following the Automatic Conversion; provided, however, that this corporation may satisfy such notice requirements by providing such notice prior to the Automatic Conversion. Such notice shall be provided by any means then permitted by the General Corporation Law; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the Automatic Conversion. Upon and after the Automatic Conversion, the person registered on this corporation’s books as the record holder of the shares of Class B Common Stock so converted immediately prior to the Automatic Conversion shall be registered on the corporation’s books as the record holder of the shares of Class A Common Stock issued upon Automatic Conversion of such shares of Class B Common Stock, without further action on the part of the record holder thereof. Immediately upon the effectiveness of the Automatic Conversion, the rights of the holders of shares of Class B Common Stock as such shall cease, and the holders shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock into which such shares of Class B Common Stock were converted.

c. Conversion on Transfer. On or after the date that the Class B Common Stock is a “covered security” pursuant to Section 18 of the Securities Act (the “Covered Security Date”), each share of Class B Common Stock shall automatically, without further action by this corporation or the holder thereof, be converted into one fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined below), other than a Permitted Transfer (as defined below), of such share of Class B Common Stock.

d. Policies and Procedures. This corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or this Sixth Amended and Restated Certificate of Incorporation or the Bylaws of this corporation, relating to the conversion of shares of the Class B Common Stock into shares of Class A Common Stock as it may deem necessary or advisable. If this corporation has reason to believe that a Transfer that is not a Permitted Transfer has occurred, this corporation may request that the purported transferor furnish affidavits or other evidence to this corporation as it reasonably deems necessary to determine whether a Transfer that is not a Permitted Transfer has occurred, and if such transferor does not within ten days after the date of such request furnish sufficient (as determined by the Board of Directors) evidence to this corporation (in the manner provided in the request) to enable this corporation to determine that no such Transfer has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and such conversion shall thereupon be registered on the books and records of this corporation. In connection with any action of stockholders taken at a meeting or by written consent, the stock ledger of this corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any written consent and the classes of shares held by each such stockholder and the number of shares of each class held by such stockholder.

e. Definitions.

(i) “Family Member” shall mean with respect to any natural person who is a Qualified Stockholder, the spouse, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such Qualified Stockholder. Lineal descendants shall include adopted persons, but only so long as they are adopted during minority.

(ii) “Qualified Stockholder” shall mean (i) the record holder of a share of Class B Common Stock as of the Covered Security Date; (ii) the initial registered holder of any shares of Class B Common Stock that are originally issued by this corporation after the Covered Security Date pursuant to the exercise or conversion of any Option or Convertible Security that, in each case, are outstanding as of the Covered Security Date; (iii) each natural person who, prior to the Covered Security Date, Transferred shares of capital stock of the corporation to a Permitted Entity that is or becomes a Qualified Stockholder; (iv) each natural person who Transferred shares of, or equity awards for, Class B Common Stock (including any Option exercisable or Convertible Security exchangeable for or convertible into shares of Class B Common Stock) to a Permitted Entity that is or becomes a Qualified Stockholder; and (v) a Permitted Transferee.

(iii) “Permitted Entity” shall mean with respect to a Qualified Stockholder (a) a Permitted Trust solely for the benefit of (i) such Qualified Stockholder; (ii) one or more Family Members of such Qualified Stockholder; or (iii) any other Permitted Entity of such Qualified Stockholder, or (b) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (i) such Qualified Stockholder; (ii) one or more Family Members of such Qualified Stockholder; or (iii) any other Permitted Entity of such Qualified Stockholder.

(iv) “Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 5:

(A) the granting of a revocable proxy to officers or directors of this corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(B) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of this corporation, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; or

(C) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer.

A Transfer shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) an entity that is a Permitted Entity, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity or (ii) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, from and after the Covered Security Date, of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are, as of the Covered Security Date, holders of voting securities of any such entity or Parent of such entity.

(v) “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

(vi) “Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class B Common Stock:

(A) by a Qualified Stockholder to (A) one or more Family Members of such Qualified Stockholder, (B) any Permitted Entity of such Qualified Stockholder, or (C) to such Qualified Stockholder’s revocable living trust, which revocable living trust is itself both a Permitted Trust and a Qualified Stockholder; or

(B) by a Permitted Entity of a Qualified Stockholder to (A) such Qualified Stockholder or one or more Family Members of such Qualified Stockholder, or (B) any other Permitted Entity of such Qualified Stockholder.

(vii) “Permitted Transferee” shall mean a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

(viii) “Permitted Trust” shall mean a bona fide trust where each trustee is (i) a Qualified Stockholder; (ii) a Family Member; or (iii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments.

(ix) “Voting Control” shall mean, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

(x) “Convertible Securities” shall mean securities (other than shares of Class B Common Stock) convertible into or exchangeable for Class A Common Stock or Class B Common Stock, either directly or indirectly.

(xi) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Class A Common Stock, Class B Common Stock or Convertible Securities.

f. Status of Converted Stock. In the event any shares of Class B Common Stock are converted into shares of Class A Common Stock pursuant to this Section 5, the shares of Class B Common Stock so converted shall be retired and shall not be reissued by this corporation.

g. Reservation. This corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting conversions of shares of Class B Common Stock into Class A Common Stock, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock. If at any time the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, this corporation shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, obtaining the requisite stockholder approval of any necessary amendment to this Sixth Amended and Restated Certificate of Incorporation. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable shares. This corporation shall take all such action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.

6. Subdivisions or Combinations. If this corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, then the outstanding shares of Class B Common Stock will be subdivided or combined in the same proportion and manner.

7. Equal Status. Except as expressly set forth in this Article IV, Class B Common Stock shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class A Common Stock.

8. Protective Provisions. This corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Class A Common Stock and Class B Common Stock (all voting together as a single class):

a. authorize or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security) which effects a non-pro rata dilution as between the common stock and the Convertible Preferred Stock; and

b. amend, alter, repeal or waive Subsection 5(b)(iv) of Article IV(B), or Article IV(C) or Article IV(D) of this Sixth Amended and Restated Certificate of Incorporation.

ARTICLE V

Except as otherwise provided in this Sixth Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

ARTICLE VI

The number of directors of this corporation shall be determined in the manner set forth in the Bylaws of this corporation.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of this corporation may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

ARTICLE IX

A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE X

This corporation reserves the right to amend, alter, change or repeal any provision contained in this Sixth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

In connection with repurchases by this corporation of its Class A Common Stock or Class B Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, the corporation may make such repurchase without regard to preferential dividends arrears amounts and any preferential rights, as authorized by Section 500(b) of the California Corporations Code.

ARTICLE XII

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law, this Sixth Amended and Restated Certificate of Incorporation or the Bylaws of this corporation; (d) any action to interpret, apply, enforce or determine the validity of this Sixth Amended and Restated Certificate of Incorporation or the Bylaws of this corporation; or (e) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and to have consented to the provisions of this Article XII.

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FOURTH: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

FIFTH: That said Sixth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Sixth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 27th day of May, 2015.

/s/ James Park
James Park
President and Chief Executive Officer

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